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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 27, 2006
                                                         -----------------

                              CSS Industries, Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                        1-2661                   13-920657
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(State or other jurisdiction          (Commission              (IRS Employee
     of incorporation)                File Number)           Identification No.)


1845 Walnut Street, Philadelphia, PA                                19103
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:     (215) 569-9900
                                                        --------------



                                   Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On November 27, 2006, the Board of Directors of CSS Industries, Inc. (the "Company") approved a restructuring plan to combine the operations of its Cleo Inc ("Cleo") and Berwick Offray LLC ("Berwick Offray") subsidiaries, to close Cleo's Maysville, Kentucky production facility and to exit a non-material, non-core business. The Company believes that the restructuring plan will improve profitability and efficiency through the elimination of redundant back office functions, certain senior management positions and excess manufacturing capacity.

In connection with the restructuring plan, the Company estimates that it will incur pre-tax expenses of approximately $5.1 million. Of this amount, the Company will classify approximately $2.6 million as restructuring costs in the Company's consolidated results of operations, including severance expense of approximately $1.5 million and asset write downs of approximately $0.6 million. The remaining $2.5 million of cost related to this project includes the following non-recurring and incremental costs: recruiting and relocation costs of approximately $1.5 million and inventory write downs of approximately $0.4 million, which will be reflected in selling, general and administrative expenses and in cost of goods sold in the Company's consolidated results of operations.

The estimated pre-tax expenses of $5.1 million include approximately $4.1 million of cash expenses and approximately $1.0 million of non-cash expenses. The Company expects to incur approximately $4.8 million of these pre-tax expenses in the fiscal year ending March 31, 2007, and it expects to incur approximately $0.3 million of these pre-tax expenses in the first half of fiscal year ending March 31, 2008. The Company expects to complete the restructuring plan by September 30, 2007.

This Current Report on Form 8-K includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to expected improved profitability and efficiency in the future and statements relating to expenses expected to be incurred by the Company in connection with the restructuring plan. Forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management as to future events and financial performance with respect to the Company's operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market conditions, increased competition, increased operating and product costs, including labor-related and energy costs and costs relating to the imposition or retrospective application of duties on imported products, currency risks and other risks associated with international markets, risks associated with the combination of the operations of the Company's Cleo and Berwick Offray subsidiaries, including restructuring costs and the risk that such costs may exceed the expected amounts described herein, the risk that customers may become insolvent, costs of compliance with governmental regulations and government investigations, liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws, and other factors described in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and elsewhere in the Company's SEC filings. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.


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                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     CSS Industries, Inc.
                                     (Registrant)




                                     By: /s/Clifford E. Pietrafitta
                                         --------------------------
                                         Clifford E. Pietrafitta
                                         Vice President - Finance and
                                         Chief Financial Officer


Date: December 1, 2006


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